UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2004

ALLIANCE LAUNDRY SYSTEMS LLC
ALLIANCE LAUNDRY CORPORATION
ALLIANCE LAUNDRY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-56857	39-1927923
DELAWARE	333-56857-01	39-1928505
DELAWARE	333-56857-02	52-2055893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shepard Street, P.O. Box 990
RIPON, WISCONSIN 54971-0990
(Address of Principal executive offices, including Zip Code)

(920) 748-3121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On December 7, 2004, Alliance Laundry Holdings LLC (“Alliance Holdings”) and its securityholders entered into a Unit Purchase Agreement (“Agreement”) by and among Alliance Holdings and its securityholders and ALH Holding Inc., a Delaware corporation (“ALH Holding”), pursuant to which Alliance Holdings will become a wholly owned subsidiary of ALH Holding. ALH Holding is a holding company established by the Ontario Teachers’ Pension Plan Board. The transaction is valued at approximately $450 million and is expected to close in early February 2005. The management of Alliance Holdings will continue to hold a significant investment in Alliance Holdings after the consummation of the transaction.

     The foregoing description of the Unit Purchase Agreement is qualified in its entirety by reference to the press release dated December 8, 2004 attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Description
99.1	Press release issued December 8, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE LAUNDRY SYSTEMS LLC (Registrant)
/s/ Thomas L'Esperance
Date: December 8, 2004	Name:	Thomas L'Esperance
	Title:	Chairman & CEO

/s/ Bruce P. Rounds
Name:	Bruce P. Rounds
Title:	Vice President & Chief Financial Officer

ALLIANCE LAUNDRY CORPORATION (Registrant)
/s/ Thomas L'Esperance
Date: December 8, 2004	Name:	Thomas L'Esperance
	Title:	Chairman & CEO

/s/ Bruce P. Rounds
Name:	Bruce P. Rounds
Title:	Vice President & Chief Financial Officer

ALLIANCE LAUNDRY HOLDINGS LLC (Registrant)
/s/ Thomas L'Esperance
Date: December 8, 2004	Name:	Thomas L'Esperance
	Title:	Chairman & CEO

/s/ Bruce P. Rounds
Name:	Bruce P. Rounds
Title:	Vice President & Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued December 8, 2004

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